UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 23, 2005

WII COMPONENTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-115490	73-1662631
(Commission File Number)	(I.R.S. Employer Identification No.)

525 Lincoln Avenue, SE St. Cloud, MN	56304
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code      (320) 252-1503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 18, 2004, WII Components, Inc. (the “Company”) entered into a Credit Agreement (as amended, modified and supplemented, the “Credit Agreement”), dated as of February 18, 2004, by and among the Company, as Borrower, and Antares Capital Corporation, for itself and as Agent for all Lenders, and the Financial Institutions Party thereto.

On September 23, 2005, the Company entered into an Amended and Restated Credit Agreement (the “Restated Credit Agreement”), dated as of September 23, 2005, among the Company, as Borrower, Antares Capital Corporation, for itself, as a Lender, and as Agent for all Lenders, and the financial institutions party thereto, as Lenders.  The Restated Credit Agreement replaces the existing Credit Agreement and provides for a $55 million revolving line of credit and letter of credit and term loan and capital expenditure loan facility.  The term loan and capital expenditure loan mature on September 23, 2010, and the revolving line of credit matures on the earlier of September 23, 2010 or the date on which the revolving line of credit terminates in accordance with provisions of the Restated Credit Agreement.  All borrowings under the Restated Credit Agreement are generally secured by the Company’s assets and pledges of shares of certain of the Company’s subsidiaries.  As of the date of this current report, there were no funds outstanding under the revolving credit facility, no funds outstanding under letters of credit, approximately $7.5 million outstanding under the term loan, and no funds outstanding under the capital expenditure loan, leaving approximately $47.5 million available for future borrowings under the Restated Credit Agreement.

The Company may repay any borrowings under the Restated Credit Agreement at any time but no later than September 23, 2010 or, in the case of the revolving line of credit, the date on which the revolving line of credit terminates in accordance with provisions of the Restated Credit Agreement if earlier than September 23, 2010.  The borrowings under the revolving line of credit and letter of credit and term loan and capital expenditure loan bear interest and fees as set forth in the Restated Credit Agreement.

The Lenders are entitled to accelerate repayment of the loans under the Restated Credit Agreement upon the occurrence of any of various events of default.  Under the Restated Credit Agreement, the Company must comply with various financial and non-financial covenants, including minimum liquidity requirements and certain financial ratios.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see discussion of the Restated Credit Agreement above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WII COMPONENTS, INC.

Date: September 29, 2005	By:	/S/ Dale Herbst
Name: Dale Herbst
Title: Chief Financial Officer